CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights" in each Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A No. 33-64368) of Neuberger & Berman Equity Trust, and to the incorporation by reference of our reports dated October 3, 1996 on the Neuberger & Berman Genesis Trust, Neuberger & Berman Focus Trust, Neuberger & Berman Guardian Trust and Neuberger & Berman Partners Trust, four of the series comprising Neuberger & Berman Equity Trust, and on Neuberger & Berman Genesis Portfolio, Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio and Neuberger & Berman Partners Portfolio, four of the series comprising Equity Managers Trust, included in the 1996 Annual Report to Shareholders of Neuberger & Berman Equity Trust.


                                           /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP


         Boston, Massachusetts
         December 3, 1996


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